NSAR ITEM 77O
VK Investment Grade Municipal Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase

    1           Broward Cnty FL
                Airport Syst.
                Rev.             Raymond James   1,500       0.84    5/21/01

    2           Reedy Creek
                Impt. Dist.      Merrill Lynch   1,655       1.60    6/04/01

    3           Washington
                University       JP Morgan       1,500       0.85    6/21/01

    4           Tampa Bay        Salomon Smith
                Wtr. Util. Sys.  Barney          1,000       0.42   10/17/01


Underwriters for #1

Raymond James & Associates, Inc.
Banc of America Securities LLC
M.R. Beal & Company
The Chapman Company
Morgan Stanley Dean Witter
Siebert Brandford Shank & Co.


Underwriters for #2

Merrill Lynch & Co.
A.G. Edwards & Sons, Inc.
J.P. Morgan Securities Inc.
Morgan Stanley Dean Witter


Underwriters for #3

J.P. Morgan Securities Inc.
Stifel, Nicolaus & Company, Inc. Hanifen Imhoff
Edward D. Jones & Co.
Loop Capital Markets
Morgan Stanley Dean Witter


Underwriters for #4

Salomon Smith Barney Inc.
Raymond James & Associates
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Merrill Lynch & Co.
Morgan Stanley
SunTrust Capital Markets, Inc.